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                                                                    EXHIBIT 15.1


                                                                  August 3, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:



     We are aware that our report dated May 7, 1999 on our review of interim financial information of ICN Pharmaceuticals, Inc. for the period ended March 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement dated August 4, 1999.



Very truly yours,


/s/ PRICEWATERHOUSECOOPERS LLP
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       PricewaterhouseCoopers LLP
       Newport Beach, CA